                                                                     EXHIBIT 3.2

                                   BYLAWS OF
                                   UTG, INC.

                                    Offices

The  registered  office of the  corporation  shall be in the City of Wilmington,
County of New Castle, State of Delaware.

The  principal  office  of the  corporation  shall be  located  in  Springfield,
Illinois,  or at such  other  place or places  from time to time as the board of directors  determines.  The  corporation  may have  such  other  offices  as the business of the corporation may require from time to time.

                                  Stockholders

Annual Meetings.  The annual meeting of the  stockholders  shall be held for the election of  directors  and for the  transaction  of such other  business as may properly come before the meeting at such date, time and place,  either within or without the State of Delaware, as the board of directors shall each year fix.

Special  Meetings.  Special  meetings  of the  stockholders,  for any purpose or purposes  prescribed  in the notice of the  meeting,  may be called by the chief executive officer, the chairman of the board, the board of directors,  or by the holders of not less than  one-fifth  of the shares of stock  entitled to vote at the meeting,  and shall be held at such place, on such date, and at such time as they or he may fix.

Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting,  a written notice of the meeting shall be given which shall state the place,  date and hour of the  meeting,  and,  in the case of a special meeting,  the  purpose or  purposes  for which the  meeting  is  called.  Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written  notice  of any  meeting  shall be given not less than ten nor more than sixty days before the date of the meeting to each  stockholder  entitled to vote at such  meeting.  If  mailed,  such  notice  shall be deemed  to be given  when deposited  in the mail,  postage  prepaid,  directed to the  stockholder  at his address as it appears on the records of the corporation.

Adjournments.  Any meeting of the stockholders,  annual or special,  may adjourn from time to time to reconvene at the same or some other place,  and notice need not be given of any such  adjourned  meeting if the time and place  thereof  are announced at the meeting at which the  adjournment  is taken.  At the  adjourned meeting  the  corporation  may  transact  any  business  which  might  have been transacted at the original  meeting.  If the adjournment is for more than thirty days,  or if after the  adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock  having a majority of the votes which could be cast by the holders of all  outstanding  shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum,  the  stockholders  so present may, by majority  vote,  adjourn the meeting  from time to time in the manner  provided in Article  II,  Section 4 of these bylaws until a quorum shall attend.

Organization. Meetings of stockholders shall be presided over by the chairman of the board, or in his absence by the chief executive  officer,  or in his absence by the  president,  or in the  absence  of the  foregoing  persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman  chosen at the  meeting.  The  secretary  shall act as secretary of the meeting,  but in his absence the  chairman of the meeting may appoint any person to act as secretary of the meeting.

Voting;   Proxies.   Except  as  otherwise   provided  by  the   certificate  of
incorporation,  each stockholder entitled to vote at any meeting of stockholders shall be  entitled  to one vote for each  share of stock  held by him  which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders  may authorize  another person or persons to act for him by proxy,  but no such proxy shall be voted or acted upon after three years from its date,  unless the proxy provides for a longer period.  A duly executed proxy shall be  irrevocable  if it states that it is  irrevocable  and if, and only as long  as,  it is  coupled  with an  interest  sufficient  in law to  support  an irrevocable power. A stockholder may revoke any proxy, which is not irrevocable, by  attending  the  meeting and voting in person or by filing an  instrument  in writing  revoking the proxy or another duly executed  proxy bearing a later date with the secretary of the  corporation.  At all meetings of stockholders for the election  of  directors  a plurality  of the votes cast shall be  sufficient  to elect.  All other elections and questions shall,  unless  otherwise  provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the  holders of shares of stock  having a majority  of the votes  which could be cast by the holders of all shares of stock  entitled to vote  thereon  which are present in person or represented by proxy at the meeting.

List of Stockholders  Entitled to Vote. The secretary shall prepare and make, at least ten days before  every  meeting of  stockholders,  a complete  list of the stockholders  entitled to vote at the meeting,  arranged in alphabetical  order, and showing the address of each stockholder and the number of shares  registered in the name of each  stockholder.  Such list shall be open to the examination of any  stockholder,  for any  purpose  germane  to the  meeting,  during  ordinary business hours,  for a period of at least ten days prior to the meeting,  either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting,  or, if not so  specified,  at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder  who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the  corporation,  or to vote in person or by proxy at any meeting of stockholders.

Action  by  Consent  of  Stockholders.   Unless  otherwise   restricted  by  the
certificate of  incorporation,  any action  required or permitted to be taken at any  annual  or  special  meeting  of the  stockholders  may be taken  without a meeting,  without  prior  notice and  without a vote,  if a consent in  writing, setting  forth the action so taken,  shall be signed by the holders (and include the date of signature for each such holder) of outstanding stock having not less than the minimum  number of votes that would be  necessary  to authorize or take such  action at a meeting  at which all shares  entitled  to vote  thereon  were present and voted and shall be delivered to the  corporation  by delivery to its principal  place of  business  or the  secretary  within  sixty (60) days of the earliest  dated  consent.  Prompt notice of the taking of the  corporate  action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Meeting of all Stockholders.  If all of the stockholders  shall meet at any time and place, and consent to the holding of a meeting,  such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

                               Board of Directors

Number;  Qualifications.  The board of directors may by resolution  from time to time  designate the number of directors  that shall  constitute the whole board, which shall not be less than six (6) nor more than eleven  (11),  subject to the rights of the stockholders to repeal or modify such actions. Each director shall hold  office  for a term  expiring  at the  next  annual  stockholders'  meeting following his or her election or until his or successor  shall have been elected and qualified, whichever period is longer.

Election;  Resignation;  Removal;  Vacancies.  At the first  annual  meeting  of stockholders and at each annual meeting thereafter, the stockholders shall elect directors  each of whom shall hold  office  until his  successor  is elected and qualified or until his earlier resignation and removal.  Any director may resign at  any  time  upon  written  notice  to  the  corporation.  Any  newly  created directorship  or any vacancy  occurring in the board of directors  for any cause may be filled by a majority of the remaining  members of the board of directors, although  such  majority is less than a quorum,  or by a plurality  of the votes cast at a meeting of  stockholders,  and each  director  so  elected  shall hold office until the  expiration  of the term of office of the director  whom he has replaced or until his successor is elected and qualified.

Regular Meetings. Regular meetings of the board of directors may be held at such places and at such times within or without the State of Delaware as the board of directors may from time to time determine,  and if so determined notices thereof need not be given.

Special Meetings.  Special meetings of the board of directors may be held at any time or place  within or without  the State of Delaware  whenever  called by the chairman of the board, the chief executive  officer,  or any member of the board of  directors.  Notice of a special  meeting of the board of directors  shall be given by the person or persons  calling  the meeting at least  twenty-four  (24)
hours before the special meeting.

Telephonic  Meetings  Permitted.  Members  of the  board  of  directors,  or any committee  designated by the board of directors,  may  participate  in a meeting thereof by means of conference telephone or similar communications  equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 shall constitute  presence in person at such meeting.

Quorum;  Vote  Required for Action.  At all meetings of the board of directors a majority  of the whole  board of  directors  shall  constitute  a quorum for the
transaction  of  business.   Except  in  cases  in  which  the   certificate  of
incorporation or these bylaws otherwise  provide,  the vote of a majority of the directors  present at a meeting at which a quorum is present shall be the act of the board of directors.

Organization.  Meetings of the board of directors  shall be presided over by the chairman of the board, or in his absence by the chief executive  officer,  or in his absence by the  president,  or in their absence by a chairman  chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the  chairman of the meeting may appoint any person to act as  secretary  of the meeting.

Informal Action by Directors.  Unless otherwise restricted by the certificate of incorporation  or these bylaws,  any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be,  consent  thereto in writing,  and the writing or writings  are filed  with  the  minutes  of  proceedings  of the  board of  directors  or such committee.

                                   Committees

Committees.  The board of directors  may, by resolution  passed by a majority of the whole board of directors,  designate one or more committees,  each committee to  consist of one or more of the  directors  of the  corporation.  The board of directors  may  designate  one or more  directors  as  alternate  members of any committee,  who may replace any absent or disqualified  member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not  disqualified  from voting,  whether or not he or they constitute a quorum, may unanimously  appoint another  member of the board of  directors to act at the meeting in place of any such absent or disqualified member. Any such committee,  to the extent permitted by law and to the extent  provided in the  resolution  of the board of directors creating  such  committee,  shall  have  and may  exercise  all the  powers  and authority  of the board of  directors  in the  management  of the  business  and affairs of the corporation.

Executive  Committee.  The  board of  directors  may,  by  resolution  regularly adopted,  designate one or more directors to constitute an executive  committee.
The executive  committee,  in the  intervals  between the meetings of the board, shall have and may  exercise  all the powers and  authority  of the board in the management  of the  business  and  affairs of the  corporation,  except that the executive  committee  shall  not have any power or  authority  in  reference  to amending the  certificate of  incorporation,  adopting an agreement of merger or consolidation,  recommending to the  stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,  recommending to the  stockholders  a  dissolution  of the  corporation  or a revocation  of a dissolution,  amending  the  bylaws  of the  corporation,  declaring  dividends, authorizing  the issuance of stock,  or adopting a certificate  of ownership and merger. A majority of such committee shall constitute a quorum.

Committee  Rules.  Unless  the  board  of  directors  otherwise  provides,  each committee  designated by the board of directors may make, alter and repeal rules for the conduct of its  business.  In the  absence of such rules each  committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article III of these bylaws.

                                    Officers

Classes.  The officers of the  corporation  shall be a chairman of the board,  a chief executive officer, a chief operating officer, a secretary and a treasurer, and such  other  officers,  including  one or more  vice  presidents,  as may be provided by the board of directors and elected in accordance with the provisions of this article.

Election and Term of Office.  The officers of the  corporation  shall be elected annually  by the  board  of  directors  at the  first  meeting  of the  board of directors  held after each annual  meeting of  stockholders.  If the election of officers shall not be held at such meeting,  such election shall be held as soon thereafter as  convenient.  Vacancies  may be filled or new offices  created and filled at any meeting of the board of directors.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until  his or her death or until he or she  shall  resign or shall  have been removed from office in the manner hereinafter provided.

Removal.  Any officer  elected by the board of  directors  may be removed by the board of  directors,  with or without  cause,  whenever in its judgment the best interest of the corporation  would be served thereby,  but such removal shall be without  prejudice  to the  contract  rights,  if any, of the person so removed.
Election  or  appointment  of an  officer  or agent  shall not of itself  create contractual rights.

Chairman of the Board.  The  chairman of the board shall see that all orders and resolutions  of the board of directors are carried into effect.  The chairman of the board shall call  meetings of the  stockholders,  the board of directors and the executive  committee,  should one be established,  to order and shall act as chairman of such meetings.

Chief Executive  Officer.  The chief executive  officer shall be responsible for the general and active management of the operation of the corporation. He shall, in  general,  supervise  and  control  all of the  business  and  affairs of the corporation.  In the event the board of  directors  does not elect a chairman of the board, or if elected, in the event of his inability or refusal to act, or at his request or when specifically authorized by the board of directors, the chief executive  officer  shall  perform the duties of the  chairman of the board and, when  so  acting,  shall  have  all  the  powers  of and be  subject  to all the restrictions  upon the chairman of the board. The chief executive  officer shall perform all duties normally incident to such office and such other duties as may be prescribed  by the chairman of the board or the board of directors  from time to time.

President.  The  president  shall  perform all duties  normally  incident to the office of president  and such other duties as may be  prescribed by the board of directors,  the  chairman of the board or the chief  executive  officer.  In the absence  of the chief  executive  officer  or in the event of his  inability  or refusal to act, the president  shall  perform the duties of the chief  executive officer and, when so acting,  shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Chief Operating  Officer.  The chief operating officer shall see that all orders of the board of  directors,  the  chairman  of the  board,  the chief  executive officer  or the  president  are  carried  into  effect.  In the  absence  of the president  or in the  event  of his  inability  or  refusal  to act,  the  chief operating officer shall perform the duties of the president and, when so acting, shall have all the powers of and be  subject  to all the  restrictions  upon the president.  The chief  operating  officer shall  perform  other duties  commonly incident to this office and shall  perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer or the president may from time to time prescribe.

Vice  President.  The vice  president  shall perform such duties as from time to time may be assigned by the board of directors,  the chairman of the board,  the chief executive officer or the president.

Treasurer. The treasurer shall [a] have charge and custody of and be responsible for all funds and securities of the  corporation;  receive and give receipts for moneys  due and  payable to the  corporation  from any  source  whatsoever,  and deposit all such  moneys in the name of the  corporation  in such  banks,  trust companies  or other  depositories  as shall be selected in  accordance  with the provisions of these bylaws; and, [b] in general, perform all the duties normally incident to the office of  treasurer  and such other duties as from time to time may be  normally  assigned by the  chairman of the board or the chief  executive officer or the board of directors.

Secretary.  The secretary shall [a] keep the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose;
[b] see that all notices are duly given in  accordance  with the  provisions  of these bylaws or as required by law; [c] be  custodian of the  corporate  records and stock transfer books of the  corporation;  and, [d] in general,  perform all duties  normally  incident to the office of  secretary  and such other duties as from  time to time may be  assigned  by the  chairman  of the board or the chief executive officer or the board of directors.

                                     Stock

Certificates.  Every  holder of stock shall be  entitled  to have a  certificate signed by or in the name of the  corporation  by the chairman of the board,  the chief  executive  officer,  the  president  or any  vice  president,  and by the secretary or an assistant secretary,  of the corporation,  certifying the number of shares owned by him in the corporation.

Lost, Stolen or Destroyed Stock Certificates;  Issuance of New Certificates. The
corporation may issue a new certificate of stock in the place of any certificate theretofore  issued by it, alleged to have been lost,  stolen or destroyed,  and the  corporation  may  require  the  owner  of the  lost,  stolen  or  destroyed certificate,  or his  legal  representative,  to  give  the  corporation  a bond sufficient  to  indemnify  it against  any claim that may be made  against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Transfers  of Stock.  Transfers  of stock  shall be made only upon the  transfer books of the  corporation  kept in an office of the  corporation  or by transfer agents  designated to transfer  shares of the stock of the  corporation.  Except where a certificate is issued in accordance with Section 2 above, an outstanding certificate  for  the  number  of  shares  involved  shall  be  surrendered  for cancellation before a new certificate is issued therefor.

Record Date. The board of directors may fix the record date,  which shall not be more than  sixty  (60) days nor less than ten (10) days  before  the date of any meeting  of the  stockholders,  nor more than  sixty (60) days prior to the time where  the  other  action  hereinafter  described,  as of which  there  shall be determined the stockholders are entitled: to notice of or to vote at any meeting of  stockholders  or any  adjournment  thereof;  to express consent to corporate action in writing  without a meeting;  to receive payment of any dividend or any other  distribution  or allotment of any rights;  or to exercise any rights with respect to any change, conversation, or exchange of stock or with respect to any other lawful action.

                         Indemnification and Insurance

Right  to  Indemnification.  Each  person  who  was  or is  made a  party  or is threatened to be made a party to or becomes involved in any threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, (hereinafter a proceeding), by reason  of the fact  that he or she,  or a person of whom he or she is the legal representative,  is or was a director or officer of the corporation or is or was serving at the request of the  corporation as a director,  officer,  employee or agent of another corporation or of a partnership,  joint venture, trust or other enterprise,  including  service with respect to employee benefit plans,  whether the basis of such  proceeding  is alleged  action in an  official  capacity as a director,  officer,  employee or agent or any other  capacity while serving as a director,  officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware General Corporation
Law, as the same exist or may hereafter be amended (but, in the case of any such amendment,  only to the extent that such  amendment  permits the  corporation to provide broader  indemnification  rights than such law permitted the corporation to provide  prior to such  amendment)  against all expense,  liability  and loss
(including attorney fees, judgments,  fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)  actually and  reasonably  incurred or suffered by such person in connection therewith,  and such indemnification shall continue  as to a person who has ceased to be a  director  or officer  and shall inure  to  the  benefit  of  his or her  heirs,  executors  and  administrators;
provided,  however,  that,  except as provided in Section 2 of this Article VII, the  corporation  shall  indemnify any such person  seeking  indemnification  in connection  with the proceeding (or part thereof)  initiated by such person only if such  proceeding (or part thereof) is authorized by the board of directors of the  corporation.  The right to  indemnification  conferred in this Section 1 of this  Article  VII shall be a contract  right and shall  include the right to be paid by the corporation  the expenses  incurred in defending any such proceeding in advance of its final disposition;  provided,  however,  that, if the Delaware
General  Corporation  Law requires,  the payment of such expenses  incurred by a current  director or officer in his or her  capacity as director or officer (and not in any other  capacity  in which  service  was or is rendered by such person while a  director  or  officer,  including,  without  limitation,  service to an employee  benefit  plan) in advance of the final  disposition  of a  proceeding, shall be made only upon delivery to the corporation of an undertaking,  by or on behalf of such  director  or officer,  to repay all amounts so advanced  that it shall  ultimately be determined that such director or officer is not entitled to be  indemnified  under this section or otherwise.  The  corporation  may, to the extent  authorized from time to time by the board of directors,  grant rights to indemnification,  and to the advancement of expenses to any employee or agent of the  corporation  to the fullest extent of the provisions of this Section 1 with respect to the  indemnification  and  advancement  of expenses of directors  and officers of the corporation.

Right of Claimant to Bring Suit.  If a claim under Section 1 of this Article VII is not paid in full by the corporation  within 60 days after a written claim has been  received by the  corporation,  the claimant  may, at any time  thereafter, bring suit  against the  corporation  to recover the unpaid  amount of the claim and, if  successful  in whole or in part,  the claimant  shall be entitled to be paid also the expense of prosecuting  such a claim. It shall be a defense to any such  action  (other  than an action  brought  to  enforce a claim for  expenses incurred in defending any proceeding in advance of its final  disposition  where the  required  undertaking,  if  any  is  required,  has  been  tendered  to the corporation)  that the claimant has not met the standard of conduct  which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed,  but the burden of providing such defense  shall be on the  corporation.  Neither the  failure of the  corporation
(including   its  board  of   directors,   independent   legal  counsel  or  its
stockholders)  to have made a  determination  prior to the  commencement of such action that  indemnification  of the claimant is proper under the  circumstances because  he or she has met the  ethical  standard  of  conduct  set forth in the
Delaware General Corporation Law, nor an actual determination by the corporation
(including   its  board  of   directors,   independent   legal  counsel  or  its
stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a  presumption  that the claimant has not met the applicable standard of conduct.

Non-Exclusivity  of  Rights.  The right to  indemnification  and the  payment of expenses  incurred in defending a proceeding in advance of its final disposition conferred  in this  Article VII shall not be  exclusive of any other right which any person may have or hereafter  acquire  under any  statute,  provision of the certificate  of  incorporation,  bylaw,  agreement,  vote  of  stockholders,  or disinterested directors or otherwise.

Insurance.  The corporation may maintain  insurance,  at its expense, to protect itself and any  director,  officer,  employee  or agent of the  corporation,  or another  corporation,  partnership,  joint  venture,  trust or other  enterprise against such expense,  liability or loss,  whether or not the  corporation  will have the power to indemnify such person against such expense, liability or loss, under the Delaware General Corporation Law.

                                 Miscellaneous

Fiscal  Year.  The  fiscal  year  of the  corporation  shall  be  determined  by resolution of the board of directors.

Waiver of Notice of Meetings of  Stockholders,  Directors  and  Committees.  Any
written  waiver of notice,  signed by the  person  entitled  to notice,  whether before or after the time stated therein,  shall be deemed  equivalent to notice.
Attendance of a person at a meeting shall  constitute a waiver of notice of such meeting,  except when the person  attends a meeting  for the express  purpose of objecting,  at the beginning of the meeting,  to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be  transacted  at,  nor the  purpose of any  regular or special  meeting of the stockholders,  directors,  or  members  of a  committee  of  directors  need  be specified in any written waiver of notice.

Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards,  magnetic tape,  photographs, micro-photographs,  or any other information  storage device,  provided that the records so kept can be converted  into clearly  legible form within a reasonable time. The  corporation  shall so convert any records so kept upon the request of any person entitled to inspect the same.

Amendment of Bylaws.  These  bylaws may be altered or  repealed,  and new bylaws made, by the board of directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.